EXHIBIT 99.2

U.S. GRAPHIC ARTS, INC.

June 30, 2008 and 2007

Table of Contents

Page Number
Unaudited financial statements:

Balance Sheets	15-16

Statements of operations	17

Statement of cash flows	18

Notes to financial statements	19-20

U.S. GRAPHIC ARTS, INC.

BALANCE SHEETS

FOR THE SIX MONTHS ENDED JUNE 30, 2008

(IN THOUSANDS)

	June 30, 2008	December 31, 2007
	(unaudited)
ASSETS CURRENT ASSETS:

Cash and cash equivalents	$ 81	$260

Accounts receivable, net of an allowance for possible losses of $239, for both periods	258	713

Tax refunds receivable	430	429

Inventories	1,108	1,208

Prepaid expenses and other current assets	146	86

Total current assets	2,023	2,696

PROPERTY AND EQUIPMENT, NET	484	440

INTANGIBLE ASSETS	183	201

TOTAL ASSETS	$ 2,690	$3,337

See accompanying notes to unaudited financial statements.

U.S.GRAPHIC ARTS, INC.

BALANCE SHEETS

FOR THE SIX MONTHS ENDED JUNE 30, 2008

(IN THOUSANDS)

	June 30, 2008	December 31, 2007
LIABILITIES AND SHAREHOLDERS’ DEFICIT	(unaudited)

CURRENT LIABILITIES:

Accounts payable and accrued expenses	$ 3,924	$3,870
Revolving credit line	1,200	1,150
Customer deposits	728	747
Other current liabilities	659	-
Total current liabilities	6,511	5,767

Long term debt	12	36

TOTAL LIABILITIES	6,523	5,803

SHAREHOLDERS’ DEFICIT
Common stock, no par value; authorized: 1,000 shares, issued and outstanding: 1,000 and 1,000 shares, respectively	—	—
Additional paid in capital	784	784
Accumulated deficit	(4,617)	(3,250)

Total shareholders’ deficit	(3,833)	(2,466)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$ 2,690	$3,337

See accompanying notes to unaudited financial statements.

U.S. GRAPHIC ARTS, INC.

STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007

(IN THOUSANDS)

(Unaudited)

	Six Months Ended
	June 30, 2008	June 30, 2007

NET SALES	$5,378	$9,497

COST OF SALES	3,631	5,424

GROSS PROFIT	1,747	4,073

OPERATING EXPENSES	3,169	4,440

OPERATING LOSS	(1,422)	(367)

OTHER INCOME (EXPENSE)
Interest expense	(58)	-
Other income	91	2
Total other income	33	2

LOSS BEFORE INCOME TAX PROVISION	(1,389)	(365)

INCOME TAX PROVISION	-	-

NET LOSS	$ (1,389)	$ (365)

See accompanying notes to unaudited financial statements.

U.S. GRAPHIC ARTS, INC.

STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007

(IN THOUSANDS)

(Unaudited)

	Six Months Ended
	June 30, 2008	June 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,389)	$(365)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:

Depreciation and amortization	97	97

Changes in assets and liabilities:
Accounts receivable	454	22
Tax refunds receivable	122	-
Inventories	100	(288)
Other current assets and other assets	(60)	(103)
Accounts payable and accrued expenses	614	1,160
Deferred revenue	(19)	(267)

Net cash (used in) provided by operating activities	(81)	256

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(124)	(195)
Net cash used in investing activities	(124)	(195)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	50	—
Repayments of borrowings	(24)	(140)

Net cash provided by (used in) financing activities	26	(140)

Decrease in cash and cash equivalents	(179)	(79)
Cash and cash equivalents, beginning of period	260	276
Cash and cash equivalents, end of period	$ 81	$197

Supplemental disclosure of cash flow information:
Interest paid	$58	$46
Income taxes paid	$—	$—

See accompanying notes to unaudited financial statements.

U.S. GRAPHICS ARTS, INC.

Notes to Financial Statements

Six Months Ended June 30, 2008 and June 30, 2007

Summary of Significant Accounting Policies

a) Business Organization and Basis of Presentation

In the opinion of management, the accompanying unaudited financial statements contain all the adjustments, consisting of normal accruals, necessary to present fairly the results of operations for each of the six month periods ended June 30, 2008 and June 30, 2007, the financial position at June 30, 2008 and December 31, 2007 and cash flows for the six month period ended June 30, 2008 and June 30, 2007. Such adjustments consisted only of normal recurring items. The financial statements and notes thereto should be read in conjunction with the Company’s Annual Report contained herein.

Our accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnote disclosures required by accounting principles generally accepted in the United States for complete financial statements.

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The interim financial results are not necessarily indicative of the results to be expected for the full year. Certain amounts from prior periods have been reclassified to conform to the current period’s presentation.

b) New Accounting Standards

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”) which establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 defines fair value as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company adopted SFAS No. 157 as of January 1, 2008 and it did not have a material impact on our results of operation or our financial position.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities –Including an amendment to FASB Statement No. 115” (“SFAS 159”). This statement permits all entities to elect to measure certain financial instruments and other items at fair value with changes in fair value to such items reported in earnings. SFAS 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. The Company adopted SFAS No. 159 as of January 1, 2008 and it did not have a material impact on our results of operation or our financial position.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”), which requires an acquirer to do the following: expense acquisition related costs as incurred; record contingent consideration at fair value at the acquisition date with subsequent changes in fair value to be recognized in the income statement; and recognize any adjustments to the purchase price allocation as a period cost in the income statement. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the first annual reporting period beginning on or after December 15, 2008. Earlier application is prohibited. The adoption of SFAS 141R will effect the accounting for future acquisitions, if any.

In December, 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS 160”). This statement establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is effective prospectively, except for certain retrospective disclosure requirements, for fiscal years beginning after December 15, 2008. The adoption of SFAS 160 is not expected to have a material impact on our results of operations or our financial position.

c) Subsequent Events

On August 4, 2008, Hirsch International Corp. (the “Company”) acquired 80% of the outstanding equity interest in U.S. Graphic Arts, Inc. (“US Graphics”) pursuant to a Share Purchase and Sale Agreement, dated as of August 4, 2008 (the “Purchase Agreement”), among the Company, U.S. Graphics, Scott O. Fresener, Patricia Fresener, Scott M. Fresener, Mishelle Fresener (collectively, the “Sellers”) and Fresener Holdings, LLC. In connection with and as a condition to this acquisition, Graphic Arts Acquisition Corporation, a wholly-owned subsidiary of the Company, purchased certain outstanding indebtedness of U.S, Graphics and agreed, under certain circumstances, to make further advances to US Graphics. The total initial cost to the Company of this transaction, including the purchase of the shares, the purchase of indebtedness, further advances to US Graphics for payment of trade debt and operating expenses and other amounts the Company agreed to pay at or shortly after closing is approximately $3,000,000.

In addition to the standard and customary representations, warranties, covenants and indemnitees contained in the Purchase Agreement, the Company has the right, from and after August 4, 2011, to purchase the remaining 20% equity interest in U.S. Graphics for a purchase price based on the greater of (x) the net income before taxes of US Graphics multiplied by 4.5 or (y) the net book value of US Graphics based on the balance sheet for the year ended December 31, 2011. The Sellers, from August 4, 2009 through August 4, 2013, have the right to cause the Company to purchase their remaining 20% equity interest in US Graphics for a purchase price determined in the same manner as the price for the Company’s exercise of its option based on the balance sheet for the year ended December 31, 2009. Also, the Sellers have agreed not to compete with U.S. Graphics through August 4, 2010.